Exhibit 10.41

* Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Amendment to U.S. Co-Promotion Agreement

This amendment (the “Amendment”) to the U.S. Co-Promotion Agreement (the “Agreement”) by and between ZymoGenetics, Inc. (“ZGEN”) and Bayer HealthCare LLC (“Bayer”) effective as of June 18, 2007 is made the 1st day of January 2010 (the “Effective Date”) by and among ZGEN, Bayer and ZymoGenetics, LLC, ZGEN’s assignee under the Agreement (“Zymo”). Capitalized terms not otherwise defined herein shall have those meanings set forth in the Agreement. The term, “Party” shall mean Bayer, ZGEN or Zymo and the term, “Parties” means all of them.

For and in consideration of the promises and covenants contained herein and of the releases executed of even date herewith, the Parties agree as follows:

1. The definition of Active Period shall be amended and restated in its entirety as follows:

“Active Period” means the period of time commencing on the Launch Date and ending on December 31, 2009.

2. Each of the Coordination Committee, CPT and the MET shall be disbanded upon expiration or earlier termination of the Active Period.

3. Bayer’s obligations under Section 2.7 shall terminate at the conclusion of the Active Period.

4. Section 4.2.2 of the Agreement is amended and restated in its entirety as follows:

4.2.2 Sunset Period Commission. In consideration for Bayer’s Detailing and promotional activities during the Active Period, ZGEN shall pay Bayer during the period from December 31, 2009 through December 31, 2011 (the “Sunset Period”) a commission that is equal to [*] percent ([*]%) of Net Sales; provided, however, that in no event shall ZGEN be obligated to pay Bayer aggregate commission in excess of twelve million US dollars ($US 12,000,000) during the Sunset Period (the “Commission Cap”).

5. Sections 3.2.3, 3.2.4, 4.3 and 9.3.2 are deleted.

* Confidential Treatment Requested.

6. Section 9.1 is amended and restated in its entirety as follows:

This Agreement shall be in effect from the Effective Date until the earlier of the expiration of the Sunset Period or, if earlier, the date as of which aggregate payments due and owing by ZGEN or Zymo pursuant to Section 4.2.2 reach the Commission Cap.

7. BAYER AND ITS AFFILIATES HEREBY DO RELEASE, ACQUIT, AND FOREVER DISCHARGE ZGEN AND ITS AFFILIATES, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITIES, CLAIMS, AND LOSSES (NOT INCLUDING CLAIMS, DEMANDS AND CAUSES OF ACTION FOR INDEMNIFICATION OR CONTRIBUTION) THAT BAYER OR ITS AFFILIATES HAD, NOW HAVE, OR HEREAFTER MAY HAVE, WHETHER KNOWN OR UNKNOWN, CONTINUING OR COMPLETED, CONTINGENT OR ABSOLUTE, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, WHICH RELATE IN ANY WAY TO ANY ACTS OR OMISSIONS OF ZGEN OR ITS AFFILIATES OR THEIR REPRESENTATIVES ARISING UNDER THE AGREEMENT ON OR BEFORE THE EFFECTIVE DATE. BAYER AND ITS AFFILIATES AGREE THAT THIS RELEASE REMAINS AND WILL REMAIN IN EFFECT AND SHALL SURVIVE INDEFINITELY WITHOUT RESTRICTION, QUALIFICATION OR LIMITATION IN ALL RESPECTS AS A COMPLETE RELEASE AS TO THE MATTERS RELEASED AND THE RELEASE SHALL CONSTITUTE A COMPLETE DEFENSE TO ANY CLAIM RELEASED HEREIN.

8. ZGEN AND ITS AFFILIATES HEREBY DO RELEASE, ACQUIT, AND FOREVER DISCHARGE BAYER AND ITS AFFILIATES, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITIES, CLAIMS AND LOSSES (NOT INCLUDING CLAIMS, DEMANDS AND CAUSES OF ACTION FOR INDEMNIFICATION OR CONTRIBUTION) THAT ZGEN OR ITS AFFILIATES HAD, NOW HAVE, OR HEREAFTER MAY HAVE, WHETHER KNOWN OR UNKNOWN, CONTINUING OR COMPLETED, CONTINGENT OR ABSOLUTE, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, WHICH RELATE IN ANY WAY TO ANY ACTS OR OMISSIONS OF BAYER OR ITS AFFILIATES, OR THEIR REPRESENTATIVES ARISING UNDER THE AGREEMENT ON OR BEFORE THE EFFECTIVE DATE. ZGEN AND ITS AFFILIATES AGREE THAT THIS RELEASE REMAINS AND WILL REMAIN IN EFFECT AND SHALL SURVIVE INDEFINITELY WITHOUT RESTRICTION, QUALIFICATION OR LIMITATION IN ALL RESPECTS AS A COMPLETE RELEASE AS TO THE MATTERS RELEASED AND THE RELEASE SHALL CONSTITUTE A COMPLETE DEFENSE TO ANY CLAIM RELEASED HEREIN.

9. FOR PURPOSES OF THIS AMENDMENT, “LOSSES” SHALL MEAN ANY LOSS, COST, LIABILITY, EXPENSE, SETTLEMENT DAMAGE OF ANY KIND (INCLUDING PUNITIVE OR EXEMPLARY DAMAGES), OBLIGATION, CHARGE, FEE, PENALTY, INTEREST, COURT COSTS AND/OR ADMINISTRATIVE FEES, REASONABLE ATTORNEYS FEES, REASONABLE EXPERT FEES, AND REASONABLE CONSULTING FEES. “CLAIM” SHALL MEAN ANY DISPUTE, CONTROVERSY, DEMAND, OR ACTION.

10. Except as expressly qualified, modified, amended or supplemented hereby, the Agreement shall continue in full force and effect.

11. This Amendment shall be binding upon and enforceable by and against the Parties and their respective successors, assignees and legal representatives, and there shall be no third party beneficiaries hereof.

12. Each Party hereby represents and warrants that:

(a) each of the execution, delivery and performance of this Amendment by such Party has been duly authorized by all necessary action, does not require any approval, except as has been heretofore obtained, of any member, partner, shareholder, officer or director or any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation except for such as have been duly obtained, and does not contravene or constitute a default under, any provision of applicable law or regulations, the organizational documents of such Party, or of any agreement, judgment, injunction, order decree or other instrument binding upon such Party, and such Party is in compliance with all applicable laws and regulations which govern its ability to perform its obligations under this Amendment;

(b) such Party has duly executed and delivered this Amendment, and this Amendment constitutes a valid and binding obligation of such Party enforceable against it in accordance with its terms, except as such enforceability may be affected by any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights and remedies of creditors generally or the application of principles of equity; and

(c) it has not sold, transferred, conveyed, assigned, hypothecated or subrogated any of its rights, claims, defenses, or causes of action expressly released and/or resolved in this Amendment.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and deliver this Amendment as of the Effective Date.

ZYMOGENETICS, INC.		BAYER HEALTHCARE LLC

By:	/s/ DOUGLAS E. WILLIAMS	By:	/s/ R. CHRISTOPHER SEATON

Name:	Douglas E. Williams	Name:	R. Christopher Seaton
Title:	CEO	Title:	Sr. Vice President
Dec 18 2009

ZYMOGENETICS, LLC

By:	/s/ JOHN DERRY

Name:	John Derry
Title:	Regional Business Director
12/18/2009